                      SECURITIES AND EXCHANGE COMMISSION

                           WASHINGTON, D.C.  20549


                            ---------------------


                                   FORM 8-K




                                CURRENT REPORT

                    PURSUANT TO SECTION 13 OR 15(d) of the

                       SECURITIES EXCHANGE ACT OF 1934





      Date of Report (Date of earliest event reported)   21 October 1994
                                                         ---------------



                       Air Products and Chemicals, Inc.
                       --------------------------------
               (Exact name of registrant as specified in charter)


                  Delaware                                             1-4534                               23-1274455
- - ----------------------------------------------                ------------------------             ---------------------------
(State of other jurisdiction of incorporation)                (Commission file number)             (IRS Identification number)


   7201 Hamilton Boulevard, Allentown, Pennsylvania                                                            18195-1501
- - -------------------------------------------------------                                                  ---------------------
       (Address of principal executive offices)                                                                (Zip Code)


     Registrant's telephone number, including area code  (215/610)-481-4911
                                                         ------------------

Item 5.  Other Events.
- - ---------------------

         The Registrant reported record net income of $79 million, or 70 cents per share, for the fourth quarter ended September 30, 1994. These results represent a per-share increase of 35 percent over last year's income of $60 million, or 52 cents per share, which excludes charges for workforce reduction costs, selected asset write-downs, and a nonoperating item. Sales in the current quarter, also a record, rose 9 percent to $931 million versus last year.

         The following discussion of segment results excludes charges for workforce reduction and asset writedowns taken in last year's fourth quarter.

         The industrial gas business set records as sales for the quarter increased 13 percent and operating income rose 16 percent. Strong worldwide merchant and on-site gas volumes were a major factor in the quarter's results. European profits improved significantly due to the volume increases and the impact of a cost reduction program. In the United States, merchant gas prices were slightly lower compared to last year, but were flat on a consecutive quarter basis.

         The chemicals business also had a strong quarter as sales were up 15 percent and operating income increased 24 percent compared to last year. Volumes increased across several major product lines. The company's core chemical businesses performed well, but were adversely affected by planned shutdowns to manage inventories at both polyvinyl alcohol facilities. Results also benefited significantly from higher ammonia and methanol prices.

         Profits in the environmental and energy systems business were up versus the year-ago quarter, reflecting continued strong operations at all major facilities.

         The Equipment and Technology segment reported significantly lower sales due to decreased levels of business activity. A one-time project payment accounted for the slight increase in profits.

         For fiscal 1994, Air Products reported income before the cumulative effect of required accounting changes of $234 million, or $2.06 per share, compared with $201 million, or $1.76 per share, last year. Excluding nonoperating items in both years, earnings rose 17 percent based on 1994 income of $308 million, or $2.71 per share, compared with $264 million, or $2.32 per share, last year. As a result, return on equity increased from 12.6 percent to
14.4 percent, excluding the nonoperating items. Sales of $3.5 billion were up 5 percent from 1993.

         Nonoperating items in 1994 included an after-tax charge of $75 million, or 66 cents per share, for a loss on certain interest rate and foreign currency derivative contracts that were terminated or closed during the year. In 1993, nonoperating items totaled $63 million, or 56 cents per share, including an after-tax charge of $76 million, or 67 cents per share, for workforce reduction costs and selected asset write-downs.

         Financial tables follow:

                        AIR PRODUCTS AND CHEMICALS, INC.
                 SUMMARY OF CONSOLIDATED FINANCIAL INFORMATION
                                  (Unaudited)
                    (In millions, except earnings per share)


- - -----------------------------------------------------------------
Three Months Ended 30 September           1994           1993
- - -----------------------------------------------------------------
Sales                                   $931.0         $855.5

Net Income                                79.1          (14.2)(c)

Earnings Per Share                         .70           (.13)(c)

- - -----------------------------------------------------------------
Twelve Months Ended 30 September          1994           1993
- - -----------------------------------------------------------------
Sales                                 $3,485.3       $3,327.7

Income Before Cumulative Effect
  of Accounting Changes                  233.5 (a)      200.9 (d)
Cumulative Effect of Accounting
  Changes                                 14.3 (b)         --
                                      --------        -------
Net Income                               247.8          200.9

Earnings Per Share
   Income Before Cumulative Effect
     of Accounting Changes                2.06 (a)       1.76 (d)
   Cumulative Effect of Accounting
     Changes                               .12 (b)         --
                                      --------        -------
   Net Income                             2.18           1.76


Average Shares Outstanding               113.6          113.9




(a) Includes an after-tax charge of $75.1 million, or $.66 per share, for a loss on certain derivative contracts that were terminated or closed during 1994; an after-tax charge of $7.1 million, or $.06 per share, for the outsourcing of the distribution function in the United Kingdom; a tax benefit of $5.4 million, or $.05 per share, resulting from changes in certain state income tax regulations; and an after-tax benefit of $2.3 million, or $.02 per share, from the favorable tax treatment, net of expense, of the charitable contribution of the remaining shares of a stock investment in an insurance company.

(b) The company adopted Statement of Financial Accounting Standard (SFAS) No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions," SFAS No. 109, "Accounting for Income Taxes," and SFAS No. 112, "Employers' Accounting for Postemployment Benefits," on 1 October 1993 and recognized the cumulative effect of these accounting changes.

(c) Includes an after-tax charge of $76.1 million, or $.67 per share, for costs associated with reducing the workforce by 7 to 10 percent over a two-year period and for selected asset write-downs. Also includes an after-tax gain of $2.3 million, or $.02 per share, from the partial sale of a stock investment in an insurance company.

(d) Includes an after-tax charge of $76.1 million, or $.67 per share, for workforce reduction-related costs and selected asset write-downs.
         Also includes an after-tax gain of $13.0 million, or $.11 per share, from an insurance settlement related to a chemicals facility; the sale of a business venture; and the sale of stock options and partial sale of a stock investment in an insurance company.

                        AIR PRODUCTS AND CHEMICALS, INC.
                               OPERATING RESULTS
                                  (Unaudited)

SUMMARY BY BUSINESS SEGMENTS
(In millions)

- - ---------------------------------------------------------------------------
                                    Three Months Ended  Twelve Months Ended
                                       30 September         30 September
                                      1994      1993       1994      1993
- - ---------------------------------------------------------------------------
Sales:
   Industrial Gases                  $524.5    $463.8   $1,968.1  $1,813.7
   Chemicals                          315.9     275.4    1,182.2   1,092.1
   Environmental/Energy                16.4      16.5       67.1      82.5
   Equipment/Technology                74.2      99.8      267.9     339.4
- - ---------------------------------------------------------------------------
      CONSOLIDATED                    931.0     855.5    3,485.3   3,327.7
- - ---------------------------------------------------------------------------
Operating Income (Loss)
 before Workforce Reduction
 and Asset Write-downs:
   Industrial Gases                   101.9      88.2      380.6     362.1
   Chemicals                           36.7      29.6      147.9     131.1
   Environmental/Energy                 1.3        .3        5.6      (2.2)
   Equipment/Technology                 4.1       1.3       11.5      33.6
   Corporate and Other                (12.6)    (10.2)     (59.5)    (35.3)
- - ---------------------------------------------------------------------------
      CONSOLIDATED                    131.4     109.2      486.1     489.3
Operating Income (Loss):
   Industrial Gases                   101.9      34.8      380.6     308.7
   Chemicals                           36.7      (5.0)     147.9      96.5
   Environmental/Energy                 1.3     (23.0)       5.6     (25.5)
   Equipment/Technology                 4.1      (5.4)      11.5      26.9
   Corporate and Other                (12.6)    (12.2)     (59.5)    (37.3)
- - ---------------------------------------------------------------------------
      CONSOLIDATED                    131.4     (10.8)     486.1     369.3
Equity Affiliates' Income:
   Industrial Gases                     1.5      (1.5)       4.1        .1
   Chemicals                             .1        .4         .2        .5
   Environmental/Energy                 5.5       5.0       24.2      12.2
- - ---------------------------------------------------------------------------
      CONSOLIDATED                      7.1       3.9       28.5      12.8
Loss on leveraged interest
  rate swaps                             --        --      107.7        --
Interest Expense                       22.2      20.0       81.6      81.3
- - ---------------------------------------------------------------------------
INCOME BEFORE TAXES                   116.3     (26.9)     325.3     300.8
Income Taxes (Benefit)                 37.2     (12.7)      91.8      99.9
- - ---------------------------------------------------------------------------
INCOME BEFORE CUMULATIVE
  EFFECT OF ACCOUNTING
  CHANGES                              79.1     (14.2)     233.5     200.9
Cumulative Effect of
  Accounting Changes, Net
  of Income Taxes                        --        --       14.3        --
- - ---------------------------------------------------------------------------
NET INCOME (LOSS)                    $ 79.1    $(14.2)  $  247.8  $  200.9
- - ---------------------------------------------------------------------------

During 1994 the company terminated three highly leveraged interest rate swap contracts and closed two other such agreements; terminated two agreements which hedged currency risk; and terminated a number of smaller interest rate hedge agreements.

For the twelve months ended 30 September 1994, the loss associated with these contracts totaled $121.6 million ($75.1 million after tax). This loss is included in the statement of operating results as follows: $107.7 million loss on leveraged interest rate swaps; $12.2 million foreign exchange loss included in corporate and other; and $1.7 million interest expense.

For the twelve months ended 30 September 1994, industrial gases results are reduced by a charge of $10.7 million ($7.1 million after tax) for the outsourcing of the distribution function in the United Kingdom. In addition, corporate and other includes an expense of $2.3 million for the charitable contribution of the remaining shares of a stock investment in an insurance company. The tax benefit associated with this contribution, based on fair value of the investment, was $4.6 million. For the twelve months ended 30 September 1994, income taxes includes a benefit of $5.4 million resulting from changes in certain state income tax regulations.

Effective 1 October 1993, the company adopted and recognized the cumulative effect of the following accounting standards: SFAS 106- Postretirement Benefits ($31.3 million charge); SFAS 109-Income Taxes ($55.9 million gain); and SFAS 112-Postemployment Benefits ($10.3 million charge). The impact of these accounting changes on income for the three and twelve months ended 30 September 1994, exclusive of the cumulative effect and changes in certain state income tax regulations, is not material.

Fiscal 1993 operating income of the industrial gases segment and corporate and other have been restated to reflect the current year presentation of Brazilian conversion gains related to U.S. dollar denominated investments. For the three months ended 30 September 1993, operating income of the industrial gases segment was reduced by $4.4 million with a corresponding increase in corporate and other. For the twelve months ended 30 September 1993, this reclassification totaled $12.3 million.

For the three months ended 30 September 1993, corporate and other operating income before workforce reduction and asset write-downs includes a gain of $3.9 million ($2.3 million after tax) from the partial sale of a stock investment in an insurance company.

For the twelve months ended 30 September 1993, chemicals' operating income before workforce reduction and asset write-downs includes a gain of $3.6 million ($2.2 million after tax) from an insurance settlement and equipment and technology's operating income before workforce reduction and asset write-downs includes a gain of $3.9 million ($2.4 million after tax) from the sale of a business venture. In addition, corporate and other includes a gain of $13.5 million ($8.4 million after tax) from the sale of stock options and partial sale of a stock investment in an insurance company.

                        AIR PRODUCTS AND CHEMICALS, INC.
                               OPERATING RESULTS
                                  (Unaudited)

SUMMARY BY GEOGRAPHIC LOCATIONS
(In millions)

- - --------------------------------------------------------------------------
                                   Three Months Ended  Twelve Months Ended
                                      30 September         30 September
                                     1994      1993       1994      1993
- - --------------------------------------------------------------------------
Sales:
   United States                     $704.7    $631.0   $2,632.3  $2,490.2
   Europe                             196.8     197.4      734.4     735.3
   Canada/Latin America                29.5      27.1      118.6     102.2
- - --------------------------------------------------------------------------
      CONSOLIDATED                   $931.0    $855.5   $3,485.3  $3,327.7
- - --------------------------------------------------------------------------
Operating Income (Loss)
 before Workforce Reduction
 and Asset Write-downs:
   United States                     $ 94.1    $ 86.6     $380.7    $395.1
   Europe                              29.2      21.4       87.8      88.3
   Canada/Latin America                 8.1        .9       17.6       5.6
   Other                                 --        .3         --        .3
- - --------------------------------------------------------------------------
      CONSOLIDATED                   $131.4    $109.2     $486.1    $489.3
- - --------------------------------------------------------------------------
Operating Income (Loss):
   United States                     $ 94.1    $ (1.2)    $380.7    $307.3
   Europe                              29.2     (10.0)      87.8      56.9
   Canada/Latin America                 8.1        .2       17.6       4.9
   Other                                 --        .2         --        .2
- - --------------------------------------------------------------------------
      CONSOLIDATED                   $131.4    $(10.8)    $486.1    $369.3
- - --------------------------------------------------------------------------


For the twelve months ended 30 September 1994, operating income of the United States includes a loss of $12.2 million from the termination of two agreements which hedged currency risk and an expense of $2.3 million for the charitable contribution of the remaining shares of a stock investment in an insurance company. For this same period, operating income of Europe includes a charge of $10.7 million related to the outsourcing of the distribution function in the United Kingdom.

For the three months ended 30 September 1993, operating income before workforce reduction and asset write-downs of the United States includes a gain of $3.9 million from the partial sale of a stock investment in an insurance company.

For the twelve months ended 30 September 1993, operating income before workforce reduction and asset write-downs of the United States includes a gain of $21.0 million from an insurance settlement related to a chemicals facility; the sale of a business venture; and the sale of stock options and partial sale of a stock investment in an insurance company.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.



                                             Air Products and Chemicals, Inc.
                                         --------------------------------------
                                                      (Registrant)





Dated:  October 24, 1994              By:       /s/ Gerald A. White
                                         --------------------------------------
                                                    Gerald A. White
                                            Senior Vice President - Finance